UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On Friday March 30, 2007, Sycamore Networks, Inc. (the “Registrant”), pursuant to NASDAQ Marketplace Rule 4807(b), requested that The NASDAQ Listing and Hearing Review Council (the “Listing Council”) call for review the decision of The NASDAQ Listing Qualifications Panel (the “Panel”) dated March 12, 2007 (the “March 12th Panel Decision”) relating to the potential delisting of the Registrant’s common stock pursuant to NASDAQ Marketplace Rule 4310(c)(14) due to the delay in the filing of its Form 10-K for the year ended July 31, 2006 (the “Form 10-K”) and its Form 10-Q for the period ended October 28, 2006 (the “Form 10-Q”). In connection therewith, the Registrant also requested that the Listing Council exercise its permitted discretion and issue a stay of the March 12th Panel Decision. The March 12th Panel Decision granted the Registrant’s request for continued listing, subject to the Registrant’s filing with the Securities and Exchange Commission (“Commission”) its Form 10-K and any required restatements by no later than April 16, 2007 and its Form 10-Q by no later than April 25, 2007. The requested stay is necessary to enable the Registrant to complete, and review with its auditors, the accounting required to file the requisite aforementioned periodic reports. The delay in the filing of the Registrant’s periodic reports was primarily due to an exhaustive review by the Audit Committee of the Registrant’s past stock option grants, historical stock-based compensation practices and related accounting and tax considerations.

NASDAQ has indicated that a decision on whether to grant a stay will turn on a case-by-case application of certain factors, including whether the issuer acted promptly and appropriately, whether the issuer has adopted appropriate remedial measures to avoid a recurrence of these problems, and whether the issuer will be able to regain compliance within the maximum time afforded by NASDAQ’s rules. There can be no assurances that the Listing Council will grant the Registrant additional time to make the necessary filings.

Preciously, the Registrant announced that on March 14, 2007 it had received a letter from the Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Registrant’s failure to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended January 27, 2007 (the “Second Quarter 10-Q”), the Registrant was not in compliance with Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) which requires that listed companies make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Act of 1934, as amended. Subsequently on March 21, 2007, the Registrant requested that the Panel grant the Registrant’s request for an extension of time to file its Second Quarter 10-Q. To date the Panel has not yet responded to that request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor

Richard J. Gaynor

Chief Financial Officer

Vice President, Finance and Administration,

Treasurer and Asst. Secretary

(Duly Authorized Officer and Principal

Financial and Accounting Officer)

Dated: April 4, 2007